Exhibit 99.2

VECTREN CORPORATION
AND SUBSIDIARY COMPANIES
CONSOLIDATED STATEMENTS OF INCOME
(Millions, except per share amounts)
(Unaudited)

	Three Months
	Ended March 31
	2012	2011

OPERATING REVENUES:
Gas utility	$292.3	$356.7
Electric utility	139.4	146.4
Nonutility	172.9	179.5
Total operating revenues	604.6	682.6

OPERATING EXPENSES:
Cost of gas sold	137.1	195.1
Cost of fuel and purchased power	44.7	59.5
Cost of nonutility revenues	59.5	105.1
Other operating	173.2	141.6
Depreciation and amortization	63.6	59.1
Taxes other than income taxes	16.6	18.9
Total operating expenses	494.7	579.3

OPERATING INCOME	109.9	103.3

OTHER INCOME (EXPENSE):
Equity in earnings (losses) of unconsolidated affiliates	(7.6)	(10.9)
Other income - net	3.3	2.4
Total other income (expense)	(4.3)	(8.5)

INTEREST EXPENSE	24.0	26.6

INCOME BEFORE INCOME TAXES	81.6	68.2

INCOME TAXES	30.3	23.6

NET INCOME	$51.3	$44.6

AVERAGE COMMON SHARES OUTSTANDING	82.0	81.7
DILUTED COMMON SHARES OUTSTANDING	82.0	81.7

EARNINGS PER SHARE OF COMMON STOCK

BASIC	$0.63	$0.55

DILUTED	$0.62	$0.55

VECTREN UTILITY HOLDINGS
AND SUBSIDIARY COMPANIES
CONSOLIDATED STATEMENTS OF INCOME
(Millions - Unaudited)

	Three Months
	Ended March 31
	2012	2011

OPERATING REVENUES:
Gas utility	$292.3	$356.7
Electric utility	139.4	146.4
Other	0.4	0.5
Total operating revenues	432.1	503.6

OPERATING EXPENSES:
Cost of gas sold	137.1	195.1
Cost of fuel and purchased power	44.7	59.5
Other operating	79.9	86.9
Depreciation and amortization	48.6	48.2
Taxes other than income taxes	15.9	18.0
Total operating expenses	326.2	407.7

OPERATING INCOME	105.9	95.9

OTHER INCOME - NET	2.2	1.7

INTEREST EXPENSE	17.7	20.4

INCOME BEFORE INCOME TAXES	90.4	77.2

INCOME TAXES	34.4	28.6

NET INCOME	$56.0	$48.6

VECTREN CORPORATION
AND SUBSIDIARY COMPANIES
CONSOLIDATED BALANCE SHEETS
(Millions - Unaudited)

	March 31,	December 31,
	2012	2011

ASSETS
Current Assets
Cash & cash equivalents	$14.2	$8.6
Accounts receivable - less reserves of $6.1 &
$6.7, respectively	214.6	221.3
Accrued unbilled revenues	67.8	121.5
Inventories	147.5	161.9
Recoverable fuel & natural gas costs	9.5	12.4
Prepayments & other current assets	41.6	84.3
Total current assets	495.2	610.0

Utility Plant
Original cost	5,033.8	4,979.9
Less: accumulated depreciation & amortization	1,975.9	1,947.3
Net utility plant	3,057.9	3,032.6

Investments in unconsolidated affiliates	88.2	92.9
Other utility & corporate investments	35.5	34.4
Other nonutility investments	24.6	29.6
Nonutility plant - net	562.0	550.8
Goodwill - net	262.3	262.3
Regulatory assets	232.8	226.0
Other assets	39.6	40.3
TOTAL ASSETS	$4,798.1	$4,878.9

LIABILITIES & SHAREHOLDERS' EQUITY
Current Liabilities
Accounts payable	$141.6	$185.8
Accounts payable to affiliated companies	19.3	36.8
Refundable fuel & natural gas costs	2.6	-
Accrued liabilities	183.6	181.1
Short-term borrowings	174.7	227.1
Current maturities of long-term debt	61.6	62.7
Total current liabilities	583.4	693.5

Long-term Debt - Net of Current Maturities	1,559.3	1,559.6

Deferred Income Taxes & Other Liabilities
Deferred income taxes	575.4	575.7
Regulatory liabilities	350.5	345.2
Deferred credits & other liabilities	238.1	239.4
Total deferred credits & other liabilities	1,164.0	1,160.3

Common Shareholders' Equity
Common stock (no par value) – issued & outstanding
82.0 and 81.9 shares, respectively	694.4	692.6
Retained earnings	808.7	786.2
Accumulated other comprehensive income (loss)	(11.7)	(13.3)
Total common shareholders' equity	1,491.4	1,465.5
TOTAL LIABILITIES & SHAREHOLDERS' EQUITY	$4,798.1	$4,878.9

VECTREN CORPORATION
AND SUBSIDIARY COMPANIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Millions - Unaudited)

	Three Months
	Ended March 31
	2012	2011

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$51.3	$44.6
Adjustments to reconcile net income to cash from operating activities:
Depreciation & amortization	63.6	59.1
Deferred income taxes & investment tax credits	13.7	18.5
Equity in losses of unconsolidated affiliates	7.6	10.9
Provision for uncollectible accounts	2.3	5.9
Expense portion of pension & postretirement benefit cost	2.7	2.2
Other non-cash charges - net	1.9	3.2
Changes in working capital accounts:
Accounts receivable & accrued unbilled revenues	58.1	31.5
Inventories	4.7	54.7
Recoverable/refundable fuel & natural gas costs	5.5	5.1
Prepayments & other current assets	30.4	39.0
Accounts payable, including to affiliated companies	(66.1)	(86.8)
Accrued liabilities	2.4	23.8
Employer contributions to pension & postretirement plans	(4.9)	(29.2)
Changes in noncurrent assets	0.8	8.0
Changes in noncurrent liabilities	(5.2)	(2.1)
Net cash flows from operating activities	168.8	188.4

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from:
Long-term debt, net of issuance costs	99.5	-
Dividend reinvestment plan & other common stock issuances	1.6	1.7
Requirements for:
Dividends on common stock	(28.7)	(28.2)
Retirement of long-term debt	(1.5)	(0.1)
Other financing activities	-	(1.4)
Net change in short-term borrowings	(152.4)	4.0
Net cash flows from financing activities	(81.5)	(24.0)

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from:
Other collections	5.5	0.3
Requirements for:
Capital expenditures, excluding AFUDC equity	(87.2)	(57.7)
Business acquisition, net of cash acquired	-	(82.9)
Net cash flows from investing activities	(81.7)	(140.3)

Net change in cash & cash equivalents	5.6	24.1
Cash & cash equivalents at beginning of period	8.6	10.4
Cash & cash equivalents at end of period	$14.2	$34.5

VECTREN CORPORATION
AND SUBSIDIARY COMPANIES
HIGHLIGHTS
(Millions, except per share amounts)
(Unaudited)

	Three Months
	Ended March 31
	2012	2011

REPORTED EARNINGS:
Utility Group
Gas Utility Services	$37.5	$36.1
Electric Utility Services	15.6	8.6
Other Operations	2.9	3.9
Total Utility Group	56.0	48.6

Nonutility Group
Infrastructure Services	3.0	(2.9)
Energy Services	(1.7)	(1.4)
Coal Mining	(0.3)	1.6
Energy Marketing
Vectren Source	-	7.1 (1)
ProLiance	(5.9)	(7.5)

Other Businesses	0.1	(0.3)
Total Nonutility Group	(4.8)	(3.4)

Corporate and Other	0.1	(0.6)

Vectren Consolidated	$51.3	$44.6

EARNINGS PER SHARE:
Utility Group	$0.69	$0.59
Nonutility Group, excluding ProLiance	0.01	0.05
ProLiance	(0.07)	(0.09)

Reported EPS	$0.63	$0.55

(1)	Vectren Source was sold 12/31/11. Full year 2011 earnings were $2.8 million.

VECTREN CORPORATION
AND SUBSIDIARY COMPANIES
SELECTED GAS DISTRIBUTION
OPERATING STATISTICS
(Unaudited)

	Three Months
	Ended March 31
	2012	2011

GAS OPERATING REVENUES (Millions):
Residential	$201.5	$245.5
Commercial	70.0	88.5
Industrial	17.3	18.6
Other Revenue	3.5	4.1
	$292.3	$356.7

GAS MARGIN (Millions):
Residential	$103.0	$105.7
Commercial	32.1	34.0
Industrial	16.5	17.6
Other	3.6	4.3
	$155.2	$161.6

GAS SOLD & TRANSPORTED (MMDth):
Residential	28.8	37.1
Commercial	12.0	15.7
Industrial	27.8	28.8
	68.6	81.6

AVERAGE GAS CUSTOMERS
Residential	908,740	909,290
Commercial	83,654	83,852
Industrial	1,655	1,654
	994,049	994,796

YTD WEATHER AS A PERCENT OF NORMAL:
Heating Degree Days (Ohio)	82%	107%

VECTREN CORPORATION
AND SUBSIDIARY COMPANIES
SELECTED ELECTRIC
OPERATING STATISTICS
(Unaudited)

	Three Months
	Ended March 31
	2012	2011

ELECTRIC OPERATING REVENUES (Millions):
Residential	$45.7	$47.4
Commercial	34.2	34.1
Industrial	47.6	50.3
Other Revenue	1.9	2.0
Total Retail	129.4	133.8
Net Wholesale Revenues	10.0	12.6
	$139.4	$146.4

ELECTRIC MARGIN (Millions):
Residential	$34.3	$32.1
Commercial	24.4	21.9
Industrial	25.3	23.4
Other	1.8	1.9
Total Retail	85.8	79.3
Net Wholesale Margin	8.9	7.6
	$94.7	$86.9

ELECTRICITY SOLD (GWh):
Residential	338.4	381.2
Commercial	292.7	300.4
Industrial	681.7	661.9
Other Sales - Street Lighting	5.9	5.9
Total Retail	1,318.7	1,349.4
Wholesale	48.7	183.9
	1,367.4	1,533.3

AVERAGE ELECTRIC CUSTOMERS
Residential	123,290	123,126
Commercial	18,251	18,248
Industrial	115	111
Other	33	33
	141,689	141,518

YTD WEATHER AS A PERCENT OF NORMAL:
Cooling Degree Days (Indiana)	N/A	N/A
Heating Degree Days (Indiana)	71%	97%